UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 31, 2026

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-1147
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.25 per share	WST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2026, West Pharmaceutical Services, Inc. (the “Company”) filed a Current Report on Form 8-K announcing that Mr. Eric M. Green, President, Chief Executive Officer and Chair of the Board of Directors (the “Board”) of the Company, informed the Board on March 6, 2026 of his intent to retire from those positions once his successor has been hired in order to ensure a smooth transition.

On June 1, 2026, the Company announced the appointment of Michel Lagarde as President and Chief Executive Officer of the Company, effective August 31, 2026 (the “Start Date”), to replace Mr. Green in those roles. As of the Start Date, Mr. Green will resign as a member of the Board and Mr. Lagarde will be appointed as a member of the Board to fill that vacancy. As of the Start Date, Lead Independent Director Robert F. Friel will become Chair of the Board.

Mr. Lagarde, 52, has served as Executive Vice President and Chief Operating Officer at Thermo Fisher Scientific, Inc., with responsibility for the majority of the company’s businesses. He joined Thermo Fisher in 2017 as Senior Vice President and President, Pharma Services, through its acquisition of Patheon N.V. Before Thermo Fisher, Mr. Lagarde was President and Chief Operating Officer at Patheon N.V., a pharma services company, from 2016 to 2017, and Managing Director at JLL Partners, a private equity firm focused on health care services, from 2008 to 2016. Earlier in his career, he spent 12 years at Philips, a global leader in health technology, in a range of finance roles across several international markets. In 2023, Mr. Lagarde joined the Board of Directors of Vertex Pharmaceuticals, where he serves as Chair of the Audit and Finance Committee. He holds a Bachelor of Business Administration (BBA) from European University in Antwerp, Belgium, and an executive master’s degree in finance and control from Maastricht University in the Netherlands.

There are no arrangements or understandings between Mr. Lagarde and any other persons pursuant to which Mr. Lagarde was appointed as President and Chief Executive Officer or as a director. Mr. Lagarde does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Lagarde has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as President and Chief Executive Officer, Mr. Lagarde entered into an employment agreement with the Company (the “Employment Agreement”) on May 31, 2026 to be effective on the Start Date. Pursuant to the Employment Agreement, Mr. Lagarde will serve as President and Chief Executive Officer of the Company, will be appointed as a member of the Board as of the Start Date, and will be recommended for election as a member of the Board at future shareholder meetings as long as he is President and Chief Executive Officer.

The Employment Agreement provides the following material terms:

•Mr. Lagarde’s annual base salary will be $1,175,000, subject to periodic review by the Board beginning in 2027.

•Mr. Lagarde will have a target annual incentive award equal to 125% of his salary (i.e., target award of $1,468,750) based on the Corporate Annual Incentive Plan, prorated for 2026. The target percentage for the annual incentive award will be subject to periodic review by the Board.

•Mr. Lagarde will be eligible to receive annual long-term incentive (“LTI”) awards in such value as determined by the Board and in such mix and on such terms as the Board (or the Compensation Committee of the Board) may determine, consistent with the design for the Company’s other executive officers. For 2026, those awards are made 50% as performance share units (“PSUs”), 25% as restricted stock units (“RSUs”) and 25% as stock options. Mr. Lagarde will be granted 2026 LTI awards in this mix on the first business day of the first week following the Start Date with a total grant value of $8,611,111 (which represents a $10,000,000 target total grant value prorated for 2026) and with vesting terms (including treatment upon termination of employment and change in control) consistent with the standard forms of award agreements used for executive officers for 2026 LTI awards.

•Effective on the first business day of the first week following the Start Date, Mr. Lagarde will receive one-time inducement equity awards under the Company’s equity compensation plan with a maximum aggregate grant value of $10,000,000 as follows:

◦Sign-on Grant. Mr. Lagarde will receive a sign-on grant with a total grant date value of $6,875,000 granted in the same mix and on the same terms as the prorated 2026 LTI awards described above.

◦Matching Grant. Mr. Lagarde will receive matching inducement grants with the following terms:

▪The total grant date value will be based on the aggregate dollar amount of purchases of Company stock Mr. Lagarde personally makes between May 31, 2026 and the Start Date capped at $2,500,000 (the “Purchase Amount”).

▪Mr. Lagarde will receive a matching RSU award based on 50% of the Purchase Amount (maximum grant value of $1,250,000) and a matching stock option award based on 75% of the Purchase Amount (maximum grant value of $1,875,000).

▪Each matching award will cliff vest on the fifth anniversary of the grant date. Each matching award will pro rata vest in case of termination before the vesting date due to death or disability and will also pro rata vest for a termination by the Company without Cause or by Mr. Lagarde for Good Reason on or after the third anniversary of the grant date and before the vesting date. The matching stock options will have a 10-year option term.

Mr. Lagarde will be eligible to participate in retirement and health and welfare benefit plans provided by the Company on the same basis as other executive officers of the Company, subject to the terms of such plans. Mr. Lagarde will also be required to relocate to the Company’s headquarters in Exton, PA within 12 months after the Start Date and will receive customary relocation benefits consistent with the Company’s policies.

The Employment Agreement includes severance protection for Mr. Lagarde generally consistent with the terms in Mr. Green’s employment agreement, which includes:

•12 months of salary continuation and COBRA benefits for an involuntary termination by the Company without Cause or by Mr. Lagarde for Good Reason (not during the period within two years after a change in control).

•For a termination by the Company without Cause or termination by Mr. Lagarde for Good Reason within two years after a change in control, (i) a lump sum payment equal to two times the sum of salary plus prior three-year average bonus, (ii) 36 months of certain benefits, and (iii) full vesting of any outstanding LTI awards, including the inducement equity awards. Change in control severance benefits will be subject to a standard 280G best net cutback provision consistent with Mr. Green’s employment agreement.

•“Cause” and “Good Reason” are as defined in the Employment Agreement and are generally consistent with the definitions in Mr. Green’s employment agreement.

The Employment Agreement includes restrictive covenants consistent with those applicable to other employees of the Company. Severance benefits are conditioned on Mr. Lagarde providing the Company with a release of claims and complying with the covenants.

The description of the Employment Agreement and the compensation provided thereunder as summarized above is qualified in its entirety by reference to the copy of the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release regarding this announcement of Mr. Lagarde’s appointment as the Company’s President and Chief Executive Officer, and appointment to the Board, effective as of the Start Date, is furnished as Exhibit 99.1 to this report and is incorporated into this Item 7.01 by reference thereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 7.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section. Furthermore, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 7.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	10.1	Executive Employment Agreement between West Pharmaceutical Services, Inc. and Michel Lagarde dated May 31, 2026.
	99.1	West Pharmaceutical Services, Inc. Press Release, dated June 1, 2026 (furnished, not filed).
	104	The cover page from the Company’s Current Report on Form 8-K, dated May 31, 2026, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2026	WEST PHARMACEUTICAL SERVICES, INC.

By:	/s/ Norman D. Finch Jr.
Norman D. Finch Jr.
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement between West Pharmaceutical Services, Inc. and Michel Lagarde dated May 31, 2026.
99.1	West Pharmaceutical Services, Inc. Press Release, dated June 1, 2026 (furnished, not filed).
104	The cover page from the Company’s Current Report on Form 8-K, dated May 31, 2026, formatted in Inline XBRL.
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